Sub-Item 77C: Submission of Matters to a Vote of Security Holders At a Special Meeting of Shareholders of each Fund except the Forward Legato Fund held on April 22, 2005 and reconvened on
May 20, 2005, shareholders of the Company voted to adopt the following proposals: (1) to approve an Agreement and Plan of Reorganization and Redomiciliation for each Fund (each, a "Reorganization") whereby all or substantially all the assets and the liabilities of each Fund would be acquired by a corresponding newly formed series of the Forward Funds, a Delaware Trust, in exchange for shares of such series, (2) to authorize the Board of Directors of the Funds (the "Board") and Forward Management LLC ("Forward Management") to select or change investment sub-advisors and to enter into or amend investment sub-advisory agreements without obtaining the approval of shareholders, consistent with rules of the Securities and Exchange Commission or exemptive relief,
(3) to approve the Amended and Restated Investment Advisory Agreement between the Funds and Forward Management to update the Agreement and to clarify that Forward Management may be separately compensated for compliance and administrative services provided by Forward Management or its officers or employees to the Fund, and (4) to elect six nominees to the Board. In addition, the shareholders of the Sierra Club
Equity Income Fund approved a new Investment Sub-Advisory Agreement among Forward Management, the Company and Forward Uniplan Advisors, Inc.

Proposal 1:    To approve an Agreement and Plan of Reorganization and
 Redomiciliation.

   VOTES FOR         VOTES       VOTES       BROKER NON-     TOTAL VOTES
                    AGAINST     ABSTAIN        VOTES

Forward Uniplan Real Estate Investment Fund
2,063,462.475     7,628.009    6,947.000     822,201.000    2,900,238.484

Forward Hoover Mini-Cap Fund
1,627,494.274     6,686.000      296.000     174,884.000    1,809,360.274

Forward Hansberger International Growth Fund
1,855,263.208     4,096.000    1,121.000      46,878.000    1,907,358.208

Forward International Small Companies Fund
3,597,646.107   276,481.628   33,437.458     708,992.000    4,616,557.193

Forward Global Emerging Markets Fund
785,606.241      14,604.079    2,411.125     272,405.000    1,075,026.445

Forward Hoover Small Cap Equity Fund
6,778,346.379    88,319.112  117,507.201   4,153,753.000   11,137,925.692

Sierra Club Stock Fund
1,320,746.157     5,850.244   20,285.703     350,755.000    1,697,637.104

Sierra Club Equity Income Fund
2,247,585.302     2,730.290    8,420.083     103,005.000    2,361,730.675


Proposal 2:    To authorize the Board and Forward Management to select
or change investment sub-advisors and to enter into or amend investment sub-advisory agreements without obtaining the approval of shareholders.

   VOTES FOR         VOTES       VOTES       BROKER NON-     TOTAL VOTES
                    AGAINST     ABSTAIN        VOTES

Forward Uniplan Real Estate Investment Fund
2,054,864.190    10,703.009   12,470.285    822,201.000     2,900,238.484

Forward Hoover Mini-Cap Fund
1,620,041.274    14,435.000        0.000    174,884.000     1,809,360.274

Forward Hansberger International Growth Fund
1,855,263.208     4,096.000    1,121.000     46,878.000     1,907,358.208

Forward International Small Companies Fund
3,409,992.967   457,918.768   39,653.458    708,992.000     4,616,557.193

Forward Global Emerging Markets Fund
785,450.221      14,760.099    2,411.125    272,405.000     1,075,026.445

Forward Hoover Small Cap Equity Fund
6,289,763.524   578,947.967  115,461.201  4,153,753.000    11,137,925.692

Sierra Club Stock Fund
1,314,394.585    15,230.329   17,257.190    350,755.000     1,697,637.104

Sierra Club Equity Income Fund
2,242,441.010     8,204.213    8,080.452    103,005.000     2,361,730.675


Proposal 3:    To approve the Amended and Restated Investment
Advisory Agreement.


   VOTES FOR      VOTES AGAINST      VOTES ABSTAIN       TOTAL VOTES

Forward Uniplan Real Estate Investment Fund
2,877,047.302      16,456.468         6,734.714         2,900,238.484

Forward Hoover Mini-Cap Fund
1,796,804.469     11,705.956            849.849         1,809,360.274

Forward Hansberger International Growth Fund
1,901,354.208      5,142.000            862.000         1,907,358.208

Forward International Small Companies Fund
4,094,778.560    471,082.055         50,696.578         4,616,557.193

Forward Global Emerging Markets Fund
1,057,262.247     14,824.939          2,939.259         1,075,026.445

Forward Hoover Small Cap Equity Fund
10,310,230.140   662,608.914        165,086.638        11,137,925.692

Sierra Club Stock Fund
1,660,240.287     14,089.886         23,306.931         1,697,637.104

Sierra Club Equity Income Fund
2,343,440.542      6,299.107         11,991.026         2,361,730.675


Proposal 4:    Election of Directors

        DIRECTOR            AFFIRMATIVE      WITHHOLD      TOTAL VOTES

   J. Alan Reid, Jr.       28,679,630.243   336,350.234   29,015,980.477
   Dewitt F. Bowman        28,662,316.983   353,663.494   29,015,980.477
   Kenneth V. Domingues    28,692,009.399   323,971.078   29,015,980.477
   Haig G. Mardikian       28,692,266.554   323,713.923   29,015,980.477
   Leo T. McCarthy         28,693,576.016   322,404.461   29,015,980.477
   Donald O' Connor        28,693,795.880   322,184.597   29,015,980.477


Proposal 5:    To approve a new Investment Sub-Advisory Agreement among
Forward Management, the Company and Forward Uniplan Advisors, Inc. with respect to the Sierra Club Equity Income Fund


VOTES FOR       VOTES AGAINST      VOTES ABSTAIN    TOTAL VOTES

Sierra Club Equity Income Fund

2,353,678.529    1,770.233           6,281.913      2,361,730.675


The sole initial shareholders of the Forward Legato Fund approved the Reorganization of the Fund into a corresponding series of the New Trust and to authorize the Board and Forward Management to select or change investment sub-advisors and to enter into or amend investment sub-advisory agreements without obtaining the approval of shareholders, consistent with rules of the Securities and Exchange Commission or exemptive relief.